This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-92082 and to each Prospectus dated 5/14/2003 and to each Prospectus Supplement dated 5/14/2003
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PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
May 14, 2003 TO PROSPECTUS DATED May 14, 2003
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Pricing Supplement:     13
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Dated:   5/27/2003

                      Sears Roebuck Acceptance Corp.
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                       Medium-Term Note Series   VII
                             (Floating Rate)
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                   Due at least 9 months from date of issue
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Principal Amount of Note:               $  6,000,000
Settlement Date (Original Issue Date):   5/30/2003
Maturity Date:                           3/9/2004
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Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
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Interest Rate Basis:                    3 MONTH LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
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Spread (plus or minus):                 + 1.90000%
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Index Maturity:                         Three(3)  Month
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Date Initial Interest Rate Set:          5/28/2003
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Interest Reset Date(s):                 9th of Sep, Dec & Mar
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Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      BNY MIDWEST TRUST CO
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Interest Payment Date(s):               9th of Sep, Dec & Mar
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Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:                9/9/2003
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
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Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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